As filed with the Securities and Exchange Commission on December 13, 2002

Registration No. 333-____

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALLIED CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	52-1081052
(State or other jurisdiction	(I.R.S. Employer
of incorporation or	Identification No.)
organization)

1919 Pennsylvania Avenue NW
Washington, D.C. 20006
(202) 331-1112
(Address and telephone number of
registrant’s principal executive offices)

ALLIED CAPITAL CORPORATION
AMENDED STOCK OPTION PLAN
(Full title of the plan)

William L. Walton	Copy to:
Chairman and Chief Executive Officer	Cynthia M. Krus, Esq
Allied Capital Corporation	Sutherland Asbill & Brennan LLP
1919 Pennsylvania Avenue NW	1275 Pennsylvania Ave., N.W
Washington, D.C. 20006	Washington, D.C. 20006
(202) 331-1112	(202) 383-0100
(Name, address and telephone number of agent for
service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of	Amount	Offering	Aggregate	Amount of
Securities to	to be	Price Per	Offering	Registration
be Registered	Registered (1)	Share	Price	Fee

Common Stock, par value $.0001 per share	13,600,000 (2)	$22.80 (3)	$310,080,000	$28,528

(1)	Pursuant to Rule 416, this registration statement also covers such additional shares of our common stock as may be issued by reason of stock splits, stock dividends or similar transactions.

(2)	6,250,000 shares were originally registered on Form S-8 (File No. 333-45525) filed with the Securities and Exchange Commission on February 3, 1998; 6,100,000 additional shares were registered on Form S-8 (File No. 333-13584) filed with the Securities and Exchange Commission on March 28, 2001; and 13,600,000 additional shares are being registered herewith.

(3)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933, based upon the average of the high and low prices of our common stock as reported on the New York Stock Exchange on December 9, 2002.

EXPLANATORY NOTE

     As permitted by General Instruction E to Form S-8 regarding the registration of additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to an employee benefit plan is effective, the contents of the following are incorporated herein by reference:

     1.     Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 28, 2001 (File No. 333-13584) with respect to the Allied Capital Corporation Amended Stock Option Plan; and

     2.     Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 3, 1998 (File No. 333-45525) with respect to the Allied Capital Corporation Stock Option Plan.

     Pursuant to the Allied Capital Corporation Amended Stock Option Plan, we are authorized to issue options to purchase a total of 25,950,000 shares of our common stock. This registration statement relates to a total of 13,600,000 shares of common stock. A total of 6,250,000 shares of common stock were originally registered on Form S-8 (File No. 333-45525) filed with the Securities and Exchange Commission on February 3, 1998 and 6,100,000 additional shares of common stock were registered on Form S-8 (File No. 333-13584) filed with the Securities and Exchange Commission on March 28, 2001.

INFORMATION REGARDING FINANCIAL STATEMENTS INCORPORATED BY
REFERENCE INTO THIS REGISTRATION STATEMENT

     Our consolidated financial statements incorporated by reference into this registration statement were audited by our former independent auditor, Arthur Andersen LLP. However, we have not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen LLP with respect to the incorporation by reference of such consolidated financial statements into this registration statement. As a result, you will not be able to sue Arthur Andersen LLP pursuant to Section 11 of the Securities Act of 1933 and therefore your right of recovery under that section may be limited as a result of the lack of the written consent.

     With respect to the unaudited interim financial information for the periods ended March 31, 2002, June 30, 2002 and September 30, 2002 incorporated by reference herein, KPMG LLP has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in our quarterly reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. KPMG LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “1933 Act”) for such reports on the unaudited interim financial information because each such report is not a “report” or a “part” of the registration statement prepared or certified by KPMG LLP within the meaning of Sections 7 and 11 of the 1933 Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Certain Documents by Reference.

     We hereby incorporate, or will be deemed to have incorporated, herein by reference the following documents:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2002;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002;

•	Our Current Report on Form 8-K filed on April 3, 2002; and

•	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 1, 2001.

     Each document filed subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of the filing of such

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documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.  Exhibits.

Exhibit Number	Description of Exhibit

4.1	Allied Capital Corporation Amended Stock Option Plan (incorporated by reference to Exhibit A of Schedule 14A of Allied Capital Corporation filed with the SEC on April 3, 2002)

5.1	Opinion of Sutherland Asbill & Brennan LLP

15.1	Letter regarding Unaudited Interim Financial Information

23.1	Consent of Sutherland Asbill & Brennan LLP (contained in the opinion in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page)

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on this 13th day of December, 2002.

ALLIED CAPITAL CORPORATION

By: /s/ William L. Walton Name: William L. Walton Title: Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William L. Walton and Penni F. Roll as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his/her substitute or substitutes, could lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William L. Walton William L. Walton	Chairman, Chief Executive Officer and President (Principal Executive Officer)	December 13, 2002

/s/ Penni F. Roll Penni F. Roll	Chief Financial Officer (Principal Financial and Accounting Officer)	December 13, 2002

/s/ Brooks H. Browne Brooks H. Browne	Director	December 13, 2002

/s/ John D. Firestone John D. Firestone	Director	December 13, 2002

/s/ Anthony T. Garcia Anthony T. Garcia	Director	December 13, 2002

/s/ Lawrence I. Herbert Lawrence I. Herbert	Director	December 13, 2002

/s/ John I. Leahy John I. Leahy	Director	December 13, 2002

/s/ Robert E. Long Robert E. Long	Director	December 13, 2002

/s/ Warren K. Montouri Warren K. Montouri	Director	December 13, 2002

/s/ Guy T. Steuart III Guy T. Steuart III	Director	December 13, 2002

/s/ T. Murray Toomey T. Murray Toomey	Director	December 13, 2002

/s/ Laura W. van Roijen Laura W. van Roijen	Director	December 13, 2002

/s/ George C. Williams, Jr. George C. Williams, Jr.	Director	December 13, 2002

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Sutherland Asbill & Brennan LLP

15.1	Letter regarding Unaudited Interim Financial Information

23.1	Consent of Sutherland Asbill & Brennan LLP Esq. (contained in the opinion in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page)